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                                                                EXHIBIT 3.1 (AM)

                          CERTIFICATE OF INCORPORATION

                                       of

                             STANDARD FRUIT COMPANY

                                   ----------

         FIRST: The name of the corporation is STANDARD FRUIT COMPANY.

         SECOND: Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and Address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.

         THIRD: The nature of the business of the corporation, which may be transacted anywhere in the world, is:

                  1. To engage in general agricultural and mercantile operations in all of their phases, and in all activities directly or indirectly appurtenant thereto; and to produce, process, deal in, import and export agricultural and other raw, processed and mercantile products and articles and animals and animal products.

                  2. To acquire, operate, cultivate, reclaim, improve, develop and dispose of lands, town sites, farms, orchards and ranches, and buildings and other works thereon.

                  3. To acquire, exploit, process and dispose of mines, wells, water rights and claims, and mineral rights and concessions and the products thereof.

                  4. To acquire, construct, operate, maintain, lease, charter and dispose of vessels, railways, aircraft, drydocks and repair terminal and port facilities; and to engage in a general transportation business, by land, air and water.

                  5. To acquire, construct, operate and dispose of waterworks, gasworks, radio, telegraph and telephone facilities, pipelines, electric plants and facilities, irrigation and drainage facilities and projects, waterways, dams, reservoirs, acqueducts, filter beds, hydraulic and hydro-electric systems, refrigeration plants, sawmills, commissaries, lodging and boarding houses, warehouses, elevators, stores, laundries, factories, canning, preserving, bottling, packing, dehydrating, refining and construction plants, and all other works of every character.


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                  6.       To act as agents and commission merchants, and to
                           make advances and loans to farmers and planters and take, hold and dispose of security therefor.

                  7. To enter into, perform and assign agreements and arrangements with, and to obtain and use concessions and other rights from, governments and governmental bodies.

                  8. To carry on business through branches situated within or without the United States.

                  9. To acquire, hold, use and dispose of patents, patent rights, copyrights, trademarks and trade names.

                  10. Generally, to engage in any and all activities, businesses, occupations and enterprises permitted by law to corporations; and to do each and every thing suitable or incidental to the accomplishment of any one or more of the objects herein enumerated, or which shall at any time appear conducive to, or expedient for, the benefit of the corporation.

                  The foregoing clauses shall be construed liberally, and it is hereby expressly provided that the foregoing enumeration shall not be held to limit or restrict, in any manner, the nature of the corporation's business or the powers of the corporation.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is seventy-five thousand (75,000), and the par value of each of such shares is one hundred ($100) dollars, amounting in the aggregate to seven million, five hundred thousand ($7,500,000) dollars.

         FIFTH: The minimum amount of capital with which the corporation will commence business is one thousand ($1000) dollars.

         SIXTH: The names and places of residence of the incorporators are as follows:

        NAMES                                            RESIDENCES
        -----                                            ----------
        H. K. Webb                                       Wilmington, Delaware
        N. C. Broadt                                     Wilmington, Delaware
        A. D. Atwell                                     Townsend, Delaware

         SEVENTH: The corporation is to have perpetual existence.

         EIGHTH: The private property of the shareholders shall not be subject to the payment of corporate debts to any extent whatever.


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         NINTH: In furtherance, and not in limitation, of the powers conferred by statute, the board of directors is expressly authorized:

                  a. To make, alter or repeal the by-laws of the corporation, including those fixing their own qualifications, compensation and terms of office.

                  b. To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         TENTH: The books of the corporation may be kept (subject to any provision of law) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

         ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.


                                       3
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                  WE, THE UNDERSIGNED, being each of the incorporators
hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 14th day of March, A. D. 1955.

                                                     /s/ H. K. Webb

                                                     /s/ N. C. Broadt

                                                     /s/ A. D. Atwell

STATE OF DELAWARE                           )
                                            )  ss:
COUNTY OF NEW CASTLE                        )


                  BE IT REMEMBERED that on this 14th day of March, A.D. 1955, personally came before me, a Notary Public for the State of Delaware, H. K. Webb, H. C. Broadt and A. D. Atwell, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

                  GIVEN under my hand and seal of office the day and year aforesaid.



                                                     /s/ M. Ruth Mennering
                                                     Notary Public


                                       4
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             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT



It is hereby certified that:

1.       The name of the corporation (hereinafter called the "corporation") is

                             STANDARD FRUIT COMPANY

2. The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.


Signed on April 18, 1988.




                                             /s/ David A. DeLorenzo
                                             --------------------------
                                                  David A. De Lorenzo-President

Attest:



/s/ Carlos Mata
---------------------------
Carlos Mata-Secretary



                                 DEL. - C.A.-D.